UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): April 14, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On April 14, 2016, PetroShare Corp. (the “Company”) executed and closed a Letter Agreement (the “Agreement”) with The Equinox Group LLC, a Colorado limited liability company (the “Seller”), pursuant to which the Company acquired certain oil and gas assets, including leases on lands near the Company’s existing leases in its Todd Creek Farms Prospect, part of the Wattenberg Field.  Pursuant to the Agreement, the Company acquired oil and gas leases covering lands located in Section 5, Township 1 South, Range 67 West and covering approximately 378 net acres (the “Leases”) in Adams County, Colorado.  Certain of the leases acquired by the Company were subject to verification of title, which has been satisfied and allowed for completion of the closing.  The transaction was effective on March 1, 2016.
 In conjunction with the acquisition of the Leases, the Company acquired the right to participate in, and agreed to pay all of Seller’s costs and expenses related to, the drilling, completion, equipping and producing of up to 14 wells proposed to be drilled by a third-party operator on the Leases. The Company’s interest in those wells would vary from well to well but would average approximately 20%.  Any participation by the Company is subject to receipt of adequate working capital. The Company agreed to indemnify Seller from all costs, risks and expenses associated with any wells drilled on the Leases.
The Company paid a total of $576,122 for the Leases, excluding the obligations related to drilling and other work in connection with participation in the wells.
A copy of the Agreement is attached to this report as Exhibit 10.1. The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 2.01           Completion of Acquisition or Disposition of Assets

Please see description under Item 1.01.

Item 7.01           Regulation FD Disclosure

On April 19, 2016, the Company issued a press release announcing acquisition of the Leases.  A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01            Financial Statements and Exhibits.

(d)                  Exhibits.  The following exhibits are filed or furnished with this report:

10.1	Letter Agreement between the Company and The Equinox Group LLC, executed on April 14, 2016.

99.1	Press release dated April 19, 2016.

Caution Concerning Forward-Looking Statements

This report and the press release contain certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this report, the Company’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that the Company expects from proposed transactions and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, the ability to negotiate acceptable surface-use agreements with landowners, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.

All forward-looking statements and information made in this report and the press release are qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: April 19, 2016	By:	/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement between the Company and The Equinox Group LLC, executed on April 14, 2016.

99.1	Press release dated April 19, 2016.